Exhibit 10.2.4.1

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENTS

This Amendment to Restricted Stock and Restricted Stock Unit Agreements (the “Agreements”) between MGIC Investment Corporation (the “Company”) and Kenneth M. Jastrow, II, is made as of October 28, 2020.

INTRODUCTION

Mr. Jastrow was awarded the following restricted stock units (RSUs) under the Company’s former RSU award program and the following RSUs under the Company’s former deposit share program.

RSU Award Program RSUs		Deposit Share RSUs
Number	Date	Number	Date
500	January 26, 2005	1,386	March 1, 2005
850	January 26, 2006	1,669	March 1, 2006
850	January 24. 2007	1,615	March 1, 2007
850	February 28, 2008	15,099	April 1, 2008

The terms of the awards provided that the RSUs would be settled in shares of the Company’s stock; however, the Company and Mr. Jastrow have agreed that the RSUs should be settled in cash.

AGREEMENT

Section 9(d) of each of the Agreements is amended and restated as follows:
(d) RSUs represent only the right to receive as cash, on the terms provided herein, (i) in the case of Deposit Share RSUs, an amount in reference to the number of shares indicated after "Shares of Restricted Stock" on the signature page, and (ii) in the case of the Annual RSUs, an amount in reference to one share of Stock for each such RSU. RSUs that have vested shall be settled by the delivery of cash on the first business day after the Director ceases to be a Director of the Company, in an amount equal to the average of the closing price per share of the Stock on the New York Stock Exchange for the five (5) consecutive trading days immediately preceding the date of distribution multiplied by the number of restricted stock units. The Director shall have no rights as a holder of Stock on account of RSUs, including the right to vote or to receive dividends. Notwithstanding the preceding sentence, on each date on which the Company pays a dividend in cash on the Stock, the Company shall make a payment in cash on the RSUs that are outstanding on the record date for such dividend equal to, in the case of Deposit Share RSUs, the dividend that would have been paid on the number of shares indicated after "Shares of Restricted Stock" on the signature page had such shares then been outstanding, and on the Annual RSUs, equal to the number of shares that are to be issued in settlement of the Annual RSUs had such shares then been outstanding.